Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: Media Relations
Chris Barnes, (972) 673-5539

Investor Relations
Heather Catelotti, (972) 673-5869

DR PEPPER SNAPPLE GROUP COMPLETES

ACQUISITION OF BAI BRANDS LLC

PLANO, Texas (Jan. 31, 2017) — Dr Pepper Snapple Group, Inc. (NYSE: DPS) has closed its previously announced acquisition of Bai Brands LLC.

The acquisition for $1.7 billion in cash includes a tax benefit of approximately $400 million on a net present value basis.

“The Bai team has fostered a passionate, winning culture while hitting the bull’s-eye in meeting consumers’ needs for better-for-you beverages,” said Larry Young, DPS president and CEO. “Now that they’re part of the DPS family, we’re going to let them continue to fly and build on the entrepreneurial spirit that’s driven their success while providing them access to the full complement of Dr Pepper Snapple’s resources and capabilities.”

Bai, with headquarters remaining in Hamilton, N.J., now operates as part of DPS’s Packaged Beverages segment and continues to be led by brand founder Ben Weiss.

About Dr Pepper Snapple Group

Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have seven of the top 10 non-cola soft drinks, and 12 of our 14 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Bai, Canada Dry, Clamato, Crush, Hawaiian Punch, Mott’s, Mr & Mrs T mixers, Peñafiel, Rose’s, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.

About Bai

Bai, a brand of Dr Pepper Snapple Group, brings great taste and better ingredients together, with a lineup that spans across several high-growth beverage categories including enhanced water, carbonated flavored water, coconut water and premium ready-to-drink teas. Its Bai and Bai Bubbles lines offer fresh fruit flavor and antioxidants with no artificial sweeteners and only 5 calories and 1 gram of sugar per serving. Bai also offers Antiwater, an antioxidant-infused, super-purified bottled water.  For more information, visit www.drinkbai.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

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